UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2023

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
As previously reported, at a special meeting of stockholders of Ontrak, Inc. (the “Company,” “we,” “us,” or “our”) held on February 20, 2023, our stockholders approved a proposal giving our board of directors the authority, at its discretion, to file a certificate of amendment to our amended and restated certificate of incorporation to effect a reverse split of our outstanding common stock at a ratio that is not less than 1:4 and not greater than 1:6, without reducing the authorized number of shares of our common stock (the “reverse split”), with the final ratio to be selected by our board of directors in its discretion, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the meeting without further approval or authorization of our stockholders.

On July 27, 2023 (the “Effective Date”), we filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware implementing the reverse split at ratio of 1:6, a copy of which is filed as an exhibit to this report and is incorporated herein by reference. The reverse split was effective at 6:00 p.m. Eastern Time on the Effective Date. Any fractional share of our common stock resulting from the reverse split will be automatically rounded up to the nearest whole share. Immediately after giving effect to the reverse split, approximately 4.9 million shares of our common stock are outstanding. Such number of shares excludes shares of our common stock issuable upon the settlement of outstanding restricted stock units, the exercise of outstanding stock options and warrants to purchase shares of our common stock, and upon the conversion or exchange of outstanding convertible or exchangeable securities, including the outstanding warrants (the “Keep Well warrants”) and secured convertible promissory notes (the “Keep Well notes”) we issued under the Master Note Purchase Agreement we entered into with Acuitas Capital LLC dated as of April 15, 2022, as amended, and the outstanding shares of our 9.50% Series A Cumulative Perpetual Preferred Stock (“Series A preferred stock”), all of which, as further described below, have provisions that will result in adjustments to such securities as a result of the reverse split.

Our common stock is expected to trade on the NASDAQ Capital Market on a post-split basis at the open of trading on July 28, 2023. Our common stock will continue to trade under the symbol “OTRK,” but has been assigned a new CUSIP number (683373 302).

Our transfer agent, Equiniti Trust Company, LLC, is acting as exchange agent for the reverse split. Stockholders of record will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Date. The transmittal letter will be accompanied by instructions specifying how to exchange certificate(s), if any, representing the pre-reverse split shares for a statement of holding. When stockholders submit their certificate(s) representing their pre-reverse split shares, their post-reverse split shares will be held electronically in book-entry form. As such, instead of receiving a new stock certificate, stockholders will receive a statement of holding that indicates the number of post-reverse split shares owned in book-entry form. We will no longer issue physical stock certificates unless a stockholder makes a specific request for a certificate representing their shares. Stock certificates representing pre-reverse split shares cannot be used for either transfers or deliveries; thus, stockholders must exchange those certificates in order to effect transfers or deliveries of their post-reverse split shares.

We expect that stockholders who hold their shares as beneficial owners will have their holdings electronically adjusted by their brokers or other organization that holds their shares in “street name” for their benefit to give effect to the reverse split in the same manner as stockholders of record.

All restricted stock units, stock options and warrants to purchase shares of our common stock and securities convertible or exchangeable for shares of our common stock outstanding immediately prior to the reverse split, and the shares of our common stock reserved for issuance under our equity incentive plans immediately prior to the reverse split, will be adjusted by dividing the applicable number of shares of common stock by six and, as applicable, multiplying the exercise price or conversion price by six. In addition, if it results in a lower exercise price or conversion price, as applicable, the exercise price of the Keep Well warrants will be reduced to the volume-weighted average price of our common stock over the five trading days beginning on the trading day that commences immediately after the effective time of the reverse split, and the conversion price of the Keep Well notes will be reduced to the greater of (a) the closing price of our common stock on the trading day immediately prior to the applicable conversion date and (b) $0.15 multiplied by a fraction the numerator of which will be the number of shares of our common stock outstanding immediately before the reverse split, and the denominator of which will be the number of shares of our common stock outstanding immediately after the reverse split. For additional information regarding the effect of the reverse split on the Keep Well warrants and the Keep Well notes, see our definitive proxy statement for the special meeting of stockholders held on February 20, 2023, a copy of which was filed with the SEC on January 20, 2023.

The cap on the rate at which shares of our Series A preferred stock may be exchanged for shares of our common stock in the event of a Change of Control or Delisting Event (as such terms are defined in the certificate of designations for our Series A preferred stock) will be subject to adjustment as a result of the reverse split. Upon the occurrence of a Change of Control or Delisting Event, each holder of shares of our Series A preferred stock has the right to exchange some or all of their shares of Series A preferred stock for a number of shares of our common stock per share of Series A preferred stock equal to the lesser of: (i) the quotient obtained by dividing (a) the sum of the $25.00 liquidation preference per share of Series A preferred stock plus the amount of any accumulated and unpaid dividends by (b) the Common Stock Price (as defined in the certificate of designations for our Series A preferred stock); and (ii) the “Share Cap.” The Share Cap will be adjusted as a result of the reverse split to be the number of shares of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to the reverse split (which was 0.7653 shares) by (ii) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to the reverse split and the denominator of which is the number of shares of common stock outstanding immediately prior to the reverse split. For additional information regarding the exchange right of the holders of our Series A preferred stock, see the certificate of designations for our Series A preferred stock, a copy of which is filed as Exhibit 3.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023.

On July 27, 2023, we issued a press release announcing the reverse split, a copy of which is filed as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Ontrak, Inc., filed with the Secretary of State of the State of Delaware on July 27, 2023.
99.1	Press release issued on July 27, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: July 27, 2023	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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